Capricor Therapeutics Provides Update on Natriuretic Peptide Program

To focus efforts on advancing cardiac cell and exosome-based therapeutic candidates

LOS ANGELES, February 16, 2017 – Capricor Therapeutics, Inc. (NASDAQ: CAPR), a clinical-stage biotechnology company developing first-in-class biological therapies for cardiac and other medical conditions, today announced that it has elected to terminate its license agreement with the Mayo Clinic relating to natriuretic peptide receptor agonists, including Cenderitide.

“Our decision to return these rights is a strategic move as we prioritize our efforts to advance our core cell and exosome-based therapeutic development programs,” said Dr. Linda Marbán, Ph.D., president and chief executive officer.

“We enter 2017 with the anticipation of several key events to occur this year. These include our expected announcement early next quarter of top-line results of our randomized Phase I/II HOPE clinical trial of CAP-1002 (allogeneic cardiosphere-derived cells) in people with Duchenne muscular dystrophy (DMD)-associated heart disease, as well our expectation to clinically evaluate CAP-1002 for its ability to improve peripheral and respiratory muscle in DMD in a trial that is currently being planned. We are also committing increased attention to our exosomes program, and we expect to file an Investigation New Drug application for CAP-2003 (cardiosphere-derived cell exosomes) in the second half of this year,” added Dr. Marbán.

Capricor Therapeutics (formerly Nile Therapeutics, Inc.) entered into an Amended and Restated Technology License Agreement in 2013 around the time of the corporate merger. Since that time, Capricor has completed two small Phase II studies of Cenderitide, also known as CD-NP, in subjects with chronic, stable heart failure.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a clinical-stage biotechnology company focused on the discovery, development and commercialization of first-in-class biological therapies for the treatment of cardiac and other medical conditions. Capricor's lead candidate, CAP-1002, is a cardiac cell therapy that is currently being evaluated for the treatment of heart disease associated with Duchenne muscular dystrophy and myocardial infarction (heart attack). Capricor is exploring the use of CAP-2003, its exosome product candidate in various therapeutic areas including the treatment of ophthalmic disorders. For additional information, visit www.capricor.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams, expectations with respect to the expected use of proceeds from the recently completed offering and the anticipated effects of the offerings, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor's business are set forth in Capricor's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on March 30, 2016, in its Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on September 28, 2015, and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission on November 14, 2016. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

CAP-1002 is an Investigational New Drug and is not approved for any indications. Capricor's exosomes technology, including CAP-2003, has not yet been approved for clinical investigation.

For more information, please contact:

Corporate

Capricor Therapeutics, Inc.

AJ Bergmann, Vice President of Finance

+1-310-358-3200
abergmann@capricor.com

Investor Relations

Argot Partners

Kimberly Minarovich

+1-212-600-1902
kimberly@argotpartners.com